MARQETA REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS,
ANNOUNCES FOUR YEAR EXTENSION TO CASH APP CONTRACT

The global modern card issuer had $54 billion in total processing volume, up 33 percent year-over-year, with net revenue of $231 million in the second quarter of 2023, up 24 percent year-over-year.
OAKLAND, Calif. – August 8, 2023 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the second quarter ended June 30, 2023.

Total processing volume (TPV) was $54 billion, with net revenue of $231 million, representing year-over-year increases of 33% and 24%, respectively. Gross profit was $85 million, an increase of 8% year over year, resulting in a gross margin of 37%. GAAP net loss was $59 million and Adjusted EBITDA was $1 million.
"In the second quarter, we grew our business to ever-increasing levels of scale, exceeded our sales bookings goals again and reduced our cost structure. Our execution has been strong, including accelerating our go-to-market motion, enhancing our product offering, and extending our partnership with Cash App. I firmly believe Marqeta is well positioned to capitalize on the fast-growing embedded finance market," said Simon Khalaf, CEO of Marqeta.
Recent Business Updates:
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced today that it had signed a four year extension with Block to continue powering its popular Cash App card product. This extended deal to power the Cash Card is effective on July 1, 2023 and continues through June of 2027. We believe this renewal demonstrates the value Block sees in the Marqeta platform and this partnership, exemplified by Marqeta’s flexibility, innovation and breadth of service.
•Marqeta announced a new expansion into Brazil with a partnership with Latin American banking-as-a-service platform Fitbank. Through this partnership, Fitbank will be both a Marqeta customer and act as Marqeta's BIN sponsor for customers looking to launch in the region. Brazil is a highly valued expansion point for many of Marqeta’s global customers and has a base of local fintechs looking to build new innovations on modern payment infrastructure.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Financial metrics:
Net revenue	$231,115	$186,678	24%	$448,456	$352,780	27%
Gross profit	$84,609	$78,049	8%	$173,771	$152,775	14%
Gross margin	37%	42%		39%	43%
Total operating expenses	$154,030	$124,766	23%	$330,624	$248,764	33%
Net loss	($58,797)	($44,688)	(32)%	($127,598)	($105,286)	(21)%
Net loss margin	(25)%	(24)%		(28)%	(30)%
Net loss per share - basic and diluted	($0.11)	($0.08)	(38)%	($0.24)	($0.19)	(26)%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$53,615	$40,457	33%	$103,635	$77,083	34%
Adjusted EBITDA [2]	$824	($10,225)	108%	($3,521)	($20,678)	83%
Adjusted EBITDA margin [2]	0.4%	(5)%		(1)%	(6)%
Non-GAAP operating expenses [2]	$83,785	$88,274	(5)%	$177,292	$173,453	2%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
Second Quarter 2023 Financial Results:
Net revenue increased by $44 million, or 24% year-over-year, rising to $231 million from $187 million in the second quarter of 2022 resulting from a 33% increase in TPV year-over-year, partially offset by unfavorable changes in the mix of our card programs.
Gross profit increased by 8% year-over-year, rising to $85 million from $78 million in the second quarter of 2022 primarily due to our TPV growth. Gross margin was 37% in the second quarter of 2023.
Net loss increased by $14 million to $59 million in the quarter. Our increase in gross profit was partially offset by increases in compensation & benefits primarily due to restructuring charges and postcombination compensation benefits related to the acquisition of Power Finance. Net loss margin was 25% in the second quarter of 2023.
Total Processing Volume increased by 33% year-over-year, rising to $54 billion from $40 billion in the second quarter of 2022.
Adjusted EBITDA increased by $11 million year-over year, rising to $1 million, in the second quarter of 2023 from an Adjusted EBITDA loss of $10 million in the comparable prior year period. Adjusted EBITDA margin was 0.4% in the second quarter of 2023, an increase of 5 percentage points year-over-year.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-844-826-3035 or direct at 1-412-317-5195. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until August 15, 2023, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 10180147.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding expected accounting treatment and changes to revenue and gross profit; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; and statements made by Marqeta’s CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk of ongoing financial services and banking sector instability and follow on effects to fintech companies, general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war, including the direct and indirect effects of the significant military action against Ukraine launched by Russia on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$231,115	$186,678	$448,456	$352,780
Costs of revenue	146,506	108,629	274,685	200,005
Gross profit	84,609	78,049	173,771	152,775
Operating expenses:
Compensation and benefits	126,788	97,868	274,547	198,216
Technology	13,154	13,154	27,744	24,538
Professional services	4,873	5,794	10,310	10,564
Occupancy	1,057	1,148	2,211	2,263
Depreciation and amortization	2,494	921	4,474	1,900
Marketing and advertising	561	886	1,002	1,445
Other operating expenses	5,103	4,995	10,336	9,838
Total operating expenses	154,030	124,766	330,624	248,764
Loss from operations	(69,421)	(46,717)	(156,853)	(95,989)
Other income (expense), net	10,762	1,802	22,434	(9,875)
Loss before income tax expense	(58,659)	(44,915)	(134,419)	(105,864)
Income tax expense (benefit)	138	(227)	(6,821)	(578)
Net loss	$(58,797)	$(44,688)	$(127,598)	$(105,286)
Net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.08)	$(0.24)	$(0.19)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	538,267,449	544,704,146	538,988,940	543,524,008

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$950,157	$1,183,846
Restricted cash	9,375	7,800
Short-term investments	432,354	440,858
Accounts receivable, net	15,253	15,569
Settlements receivable, net	10,515	18,028
Network incentives receivable	67,063	42,661
Prepaid expenses and other current assets	29,098	38,007
Total current assets	1,513,815	1,746,769
Property and equipment, net	14,330	7,440
Operating lease right-of-use assets, net	7,784	9,015
Goodwill	123,446	—
Other assets	44,768	7,122
Total assets	$1,704,143	$1,770,346
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$2,818	$3,798
Revenue share payable	125,853	142,194
Accrued expenses and other current liabilities	189,669	136,887
Total current liabilities	318,340	282,879
Operating lease liabilities, net of current portion	7,132	9,034
Other liabilities	6,056	5,477
Total liabilities	331,528	297,390
Stockholders' equity :
Preferred stock	—	—
Common stock	52	53
Additional paid-in capital	2,103,870	2,082,373
Accumulated other comprehensive loss	(1,476)	(7,237)
Accumulated deficit	(729,831)	(602,233)
Total stockholders’ equity	1,372,615	1,472,956
Total liabilities and stockholders' equity	$1,704,143	$1,770,346

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(127,598)	$(105,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,474	1,900
Share-based compensation expense	90,164	72,153
Non-cash postcombination compensation expense	32,430	—
Non-cash operating leases expense	1,231	1,111
Amortization of premium (accretion of discount) on short-term investments	(2,311)	338
Impairment of other financial instruments	—	11,616
Other	499	326
Changes in operating assets and liabilities:
Accounts receivable	63	5,067
Settlements receivable	7,513	833
Network incentives receivable	(24,402)	17,133
Prepaid expenses and other assets	14,467	(14,982)
Accounts payable	(3,239)	(1,609)
Revenue share payable	(16,341)	(4,092)
Accrued expenses and other liabilities	(11,828)	(6,987)
Operating lease liabilities	(1,642)	(1,464)
Net cash used in operating activities	(36,520)	(23,943)
Cash flows from investing activities:
Purchases of property and equipment	(668)	(868)
Capitalization of internal-use software	(6,395)	—
Business combination, net of cash acquired	(131,914)	—
Purchases of short-term investments	(279,548)	(12,999)
Maturities of short-term investments	296,000	12,900
Net cash used in investing activities	(122,525)	(967)
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	2,299	3,407
Proceeds from shares issued in connection with employee stock purchase plan	1,775	2,775
Taxes paid related to net share settlement of restricted stock units	(10,070)	(8,580)
Repurchases of common stock	(67,073)	—
Net cash used in financing activities	(73,069)	(2,398)
Net decrease in cash, cash equivalents, and restricted cash	(232,114)	(27,308)
Cash, cash equivalents, and restricted cash- Beginning of period	1,191,646	1,255,381
Cash, cash equivalents, and restricted cash - End of period	$959,532	$1,228,073

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2023	2022	Year over Year Change Q2'23 vs Q2'22
Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating performance:
Net revenue	$231,115	$217,343	$203,805	$191,621	$186,678	24%
Costs of revenue	146,506	128,179	116,681	111,519	108,629	35%
Gross profit	84,609	89,164	87,124	80,102	78,049	8%
Gross margin	37%	41%	43%	42%	42%	(5)	pps
Operating expenses:
Compensation and benefits	126,788	147,759	110,991	105,887	97,868	30%
Technology	13,154	14,590	14,401	13,422	13,154	—%
Professional services	4,873	5,437	6,295	6,620	5,794	(16)%
Occupancy and equipment	1,057	1,154	1,126	1,125	1,148	(8)%
Depreciation and amortization	2,494	1,980	1,019	934	921	171%
Marketing and advertising	561	441	1,862	688	886	(37)%
Other operating expenses	5,103	5,236	5,753	10,922	4,995	2%
Total operating expenses	154,030	176,597	141,447	139,598	124,766	23%
Loss from operations	(69,421)	(87,433)	(54,323)	(59,496)	(46,717)	49%
Other income (expense), net	10,762	11,672	28,468	6,333	1,802	n/m
Loss before income tax expense	(58,659)	(75,761)	(25,855)	(53,163)	(44,915)	31%
Income tax expense (benefit)	138	(6,960)	471	5	(227)	(161)%
Net loss	$(58,797)	$(68,801)	$(26,326)	$(53,168)	$(44,688)	32%
Loss per share - basic and diluted	$(0.11)	$(0.13)	$(0.05)	$(0.10)	$(0.08)	38%
TPV (in millions)	$53,615	$50,020	$46,704	$42,473	$40,457	33%
Adjusted EBITDA	$824	$(4,346)	$(7,488)	$(13,630)	$(10,225)	(108)%
Adjusted EBITDA margin	0.4%	(2)%	(4)%	(7)%	(5)%	5	pps
Financial condition:
Cash and cash equivalents	$950,157	$1,050,414	$1,183,846	$1,204,857	$1,220,273	(22)%
Restricted cash	$9,375	$7,800	$7,800	$7,800	$7,800	20%
Short-term investments	$432,354	$408,675	$440,858	$441,132	$444,873	(3)%
Total assets	$1,704,143	$1,774,183	$1,770,346	$1,774,455	$1,776,930	(4)%
Total liabilities	$331,528	$340,533	$297,390	$262,117	$242,373	37%
Stockholders' equity	$1,372,615	$1,433,650	$1,472,956	$1,512,338	$1,534,557	(11)%
pps = percentage points
n/m = not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and non-cash postcombination compensation expenses.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net revenue	$231,115	$186,678	$448,456	$352,780
GAAP net loss	$(58,797)	$(44,688)	$(127,598)	$(105,286)
GAAP net loss margin	(25)%	(24)%	(28)%	(30)%
GAAP total operating expenses	$154,030	$124,766	$330,624	$248,764

GAAP net loss	$(58,797)	$(44,688)	$(127,598)	$(105,286)
Depreciation and amortization expense	2,494	921	4,474	1,900
Share-based compensation expense	47,056	35,148	93,055	72,153
Payroll tax expense related to share-based compensation	638	423	1,278	1,258
Acquisition-related expenses (1)	11,684	—	46,152	—
Restructuring	8,373	—	8,373	—
Other expense (income), net	(10,762)	(1,802)	(22,434)	9,875
Income tax expense (benefit)	138	(227)	(6,821)	(578)
Adjusted EBITDA	$824	$(10,225)	$(3,521)	$(20,678)
Adjusted EBITDA Margin	0.4%	(5)%	(1)%	(6)%

GAAP Total operating expenses	$154,030	$124,766	$330,624	$248,764
Depreciation and amortization expense	(2,494)	(921)	(4,474)	(1,900)
Share-based compensation expense	(47,056)	(35,148)	(93,055)	(72,153)
Payroll tax expense related to share-based compensation	(638)	(423)	(1,278)	(1,258)
Restructuring	(8,373)	—	(8,373)	—
Acquisition-related expenses	(11,684)	—	(46,152)	—
Non-GAAP operating expenses	$83,785	$88,274	$177,292	$173,453
_______________
(1) Acquisition-related expenses, which include transaction costs, integration costs and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.